UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2011

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of Special Stockholders’ Meeting

On December 5, 2011, State Bancorp, Inc. (“State Bancorp”) held a special meeting of stockholders (the “Meeting”).  As of the record date there were a total of 16,959,792 shares of common stock outstanding and entitled to vote at the Meeting.  At the Meeting 12,508,143 shares of common stock were represented in person or by proxy, therefore a quorum was present.  Two proposals were presented and voted on and the preliminary results were reported at the Meeting.  Set forth below are the final results for both proposals.

First Proposal – Approval of the Agreement and Plan of Merger dated as of April 28, 2011 between Valley National Bancorp and State Bancorp, Inc. pursuant to which State Bancorp will merge with and into Valley National Bancorp.

For:  12,125,203
Against:  374,196
Abstained:  8,744
Broker non-votes:  0
The Proposal was approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting.  The proposal therefore passed.

Second Proposal – Approval, on a non-binding advisory basis, of the compensation of the named executive officers of State Bancorp based on or related to the merger and the agreements and understandings concerning such compensation.

For:  11,051,338
Against:  1,320,459
Abstained:  136,346
Broker non-votes:  0
The Proposal was approved by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Meeting.  The proposal therefore passed.

The press release announcing the foregoing is filed herewith as Exhibit 99.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

 The following exhibit is filed as part of this report.

Exhibit 99.1	Press release of the Company dated December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2011	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated December 5, 2011